EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the quarterly report of Prime Air, Inc. (the "Company") on Form 10-QSB for the period ended June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Dr. Albert Bruno, Chief Executive Officer and Jan Gossing, Chief Financial Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of their knowledge and belief:

     (1) the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:  November  22,  2004
                                    /s/ Dr. Albert Bruno
                                    -----------------------------
                                    Dr. Albert Bruno
                                    Chief Executive Officer
                                    (Principal Executive Officer)


Dated:  November  22,  2004
                                    /s/ Jan  Gossing
                                    -------------------------------------------
                                    Jan  Gossing
                                    Chief  Financial  Officer
                                    (Principal Financial and Accounting Officer)


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